Exhibit 99.1

Amalgamated Bank Provides Update on Acquisition of Amalgamated Bank of Chicago

Reaffirms Full Year 2022 Guidance

Expands Share Repurchase Program up to $40 Million

NEW YORK, Feb. 25, 2022 (GLOBE NEWSWIRE) -- Amalgamated Financial Corp. (Nasdaq: AMAL), the holding company for Amalgamated Bank (“AMAL” or the “Bank”), America’s socially responsible bank, today announced it has withdrawn its application for regulatory approval to acquire Amalgamated Bank of Chicago (“ABOC”) due to an inability to obtain such approval. As a result, AMAL is no longer proceeding with the transaction.

AMAL reaffirmed its full year 2022 standalone guidance to achieve core pre-tax pre-provision earnings of approximately $75 million to $85 million, net interest income of approximately $184 million to $192 million, and balance sheet growth of approximately 5%, including high single digit organic loan growth. AMAL expects to continue to invest in its four-pillar organic growth strategy, with a particular focus on its lending initiatives to drive higher loan growth.

At the same time, AMAL’s Board of Directors has approved an increase in the Bank’s common stock share repurchase authorization to an aggregate amount up to $40 million. The timing and exact amount of stock repurchase activity will be informed by economic and regulatory considerations as well as AMAL’s capital position, earnings outlook, and capital deployment priorities.

About Amalgamated Financial Corp.

Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington, D.C., and San Francisco, and one commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country’s oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of December 31, 2021, our total assets were approximately $7.1 billion, total net loans were approximately $3.3 billion, and total deposits were approximately $6.4 billion. Additionally, as of December 31, 2021, our trust business held approximately $40.2 billion in assets under custody and approximately $17.3 billion in assets under management.

Forward-Looking Statements

This press release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding Amalgamated Banks's intention to repurchase shares of its common stock under the share repurchase program, the anticipated source of funding for those repurchases and expected financial performance and results for full year 2022 including pre-tax pre-provision earnings and net interest income. Such statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of Amalgamated Bank’s stock, the nature of other investment opportunities presented to Amalgamated Bank, cash flows, and other factors identified in Amalgamated Bank’s filings with the Federal Deposit Insurance Corporation as well (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) our inability to maintain the historical growth rate of the loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (vi) greater than anticipated adverse conditions in the national or local economies including in our core markets, including, but not limited to, the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, which may continue to have an adverse impact on our business, operations and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; (vii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (viii) the results of regulatory examinations; (ix) potential deterioration in real estate values; (x) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action; (xi) increased competition for experienced executives in the banking industry and (xii) the risk factors included in our filings with the Securities and Exchange Commission. Amalgamated Bank disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:

Jamie Lillis

Solebury Trout

shareholderrelations@amalgamatedbank.com

800-895-4172